Exhibit 10.60

FIFTH AMENDMENT TO

THE PATRIOT COAL CORPORATION

EMPLOYEE STOCK PURCHASE PLAN

WHEREAS, the Board of Directors and stockholders of Patriot Coal Corporation (the “Company”) have adopted the Patriot Coal Corporation Employee Stock Purchase Plan (the “Plan”);

WHEREAS, pursuant to Section 1.5 of the Plan as heretofore amended, as of the date hereof a total of 1.0 million shares of the common stock, par value $.01 per share, of the Company (the “Common Stock”) have been reserved for issuance under the Plan; as adjusted for the 2-for-1 stock split effected August 11, 2008 in the form of a 100% stock dividend;

WHEREAS, the Company desires to increase the number of shares issuable under the Plan to 2.5 million shares, including shares previously issued thereunder; and

WHEREAS, Section 7.1 of the Plan permits the Company to amend the Plan from time to time, subject only to certain limitations specified therein;

NOW, THEREFORE, the following amendment and modification is hereby made a part of the Plan, subject to, and effective as of the date of, the approval of shareholders of the Plan as amended at the Company’s Annual Meeting of Shareholders on May 13, 2010:

1. Section 1.5(a) of the Plan shall be, and hereby is, amended to increase the aggregate number of shares of Common Stock issuable thereunder to 2.5 million, after giving effect to the August 11, 2008 stock split, and thereby to read as follows:

“The Stock subject to purchase under the Plan will be shares of the Company’s authorized but unissued shares, or previously issued shares of Stock reacquired and held by the Company, or shares acquired in the market. The aggregate number of shares of Stock that may be purchased under the Plan shall not exceed two million five hundred thousand (2,500,000) shares. All shares of Stock purchased under the Plan will count against this limitation.”

2. In all other respects, the Plan, as amended, is hereby ratified and confirmed and shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has executed this Fifth Amendment to the Employee Stock Purchase Plan as of May 13, 2010.

PATRIOT COAL CORPORATION

By:	/s/ Joseph W. Bean
Name:	Joseph W. Bean
Its:	Senior Vice President – Law & Administration, General Counsel and Corporate Secretary